UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 9, 2007

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania		19040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 9, 2007, InfoLogix, Inc. (OTCBB: IFLG.OB) (the “Company”) entered into a merger agreement pursuant to which DDMS Holdings, LLC (the “Seller”) merged with and into the Company’s newly formed wholly-owned subsidiary InfoLogix-DDMS, Inc.  As a result of the merger, which closed on April 9, 2007, InfoLogix acquired all of the assets of the Seller, which primarily consists of patents, patent applications and other intellectual property related to radio frequency identification technology.  The purchase price paid by the Company consisted of $200,000 in cash and 400,000 shares of the Company’s common stock.  The shares of common stock are subject to a one-year lock-up period.

Under the merger agreement, the Company agreed to commit funds as it deems necessary toward the maintenance and expansion of the patents and patent applications acquired as a result of the merger (the “Patents”), including a minimum of $250,000 before April 9, 2008.

If the Company determines not to maintain or procure a Patent or invention acquired as a result of the merger in a certain jurisdiction, the two former owners of the Seller (the “Shareholders”) have the right to purchase the rights to the Patent or invention in that jurisdiction for $1.00.

In connection with the merger, the Company entered into a ten-year consulting agreement with LM Consulting LLC (the “Consultant”), an entity wholly-owned by the Shareholders.  Under the consulting agreement, the Consultant will provide up to 20 hours of consulting services per month.  The consulting services will be rendered by the Shareholders, who are the original inventors of the Patents, and will consist of services related to the commercialization and development of the Patents and other intellectual property acquired in the merger.  The Consultant is entitled to receive a consulting fee during the term of the consulting agreement equal to 36% of the revenue generated by the Patents after deducting (i) certain expenses related to the generation of those revenues and (ii) a portion of the funds expended by the Company in maintaining and expanding the Patents.  The consulting agreement contains customary non-competition, non-solicitation, confidentiality and assignment of inventions provisions.

Within 90 days following the date of the merger agreement, the Company will appoint the Shareholders to its advisory board and grant each Shareholder an option to purchase 30,000 shares of the Company’s common stock.  The options will vest in three equal annual installments beginning on the first anniversary of the date of grant and are subject to the Shareholder’s continued service on the advisory board.

The merger agreement and consulting agreement are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  On April 11, 2007 the Company issued a press release announcing the merger, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

10.1         Agreement and Plan of Merger dated April 9, 2007 by and among InfoLogix, Inc., InfoLogix-DDMS, Inc., DDMS-Holdings, LLC, Louis Heidelberger and Mark Niemiec.

10.2         Consulting Agreement dated April 9, 2007 by and between InfoLogix, Inc., LM Consulting LLC, Louis Heidelberger and Mark Niemiec.

99.1         Press release dated April 11, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: April 11, 2007	By:	/s/ David T. Gulian
David T. Gulian
President and Chief Executive Officer

EXHIBIT INDEX

10.1         Agreement and Plan of Merger dated April 9, 2007 by and among InfoLogix, Inc., InfoLogix-DDMS, Inc., DDMS-Holdings, LLC, Louis Heidelberger and Mark Niemiec.

10.2         Consulting Agreement dated April 9, 2007 by and between InfoLogix, Inc., LM Consulting LLC, Louis Heidelberger and Mark Niemiec.

99.1         Press release dated April 11, 2007.